EXHIBIT 1.1

Execution Copy

Cleco Corporation

6,000,000 Shares
Common Stock
(par value $1.00 per share)

Underwriting Agreement

                                                                    August 14, 2006
                                                                    New York, New York

Goldman, Sachs & Co.,
As representative of the several Underwriters
named in Schedule I hereto,
85 Broad Street,
New York, New York 10004.

Dear Ladies and Gentlemen:

Cleco Corporation, a Louisiana corporation (the “Company”), confirms its agreement with the Underwriters named in Schedule I hereto (the “Underwriters”) as follows:

1.  Offering. The Company proposes to issue and sell to the Underwriters 6,000,000 shares (the “Firm Securities”) of its common stock, par value $1.00 per share (the “Securities”), and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 900,000 additional shares (the “Optional Securities”), of its Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-109506) and Pre-Effective Amendments Nos. 1 thru 8 thereto, including a form of prospectus, for the registration of the offer and sale of certain securities, including the Offered Securities under the Securities Act of 1933, as amended (the “1933 Act”), from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”). Such registration statement has been declared effective by the Commission. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Offered Securities, the terms of the offering thereof and the other matters set forth therein, pursuant to Rule 424(b) under the 1933 Act Regulations. The final prospectus and the final prospectus supplement relating to the Offered Securities, in the forms filed with the Commission pursuant to Rule 424(b) under the 1933 Act Regulations for use in connection with the offering of the Offered Securities, are collectively referred to herein as the “Prospectus”, and

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such registration statement in the form in which it became effective, is hereinafter called the “Registration Statement.” A “preliminary prospectus” shall be deemed to refer to any prospectus that omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) under the 1933 Act Regulations and was used after such effectiveness and prior to the initial delivery of the Prospectus to the Underwriters by the Company. The preliminary prospectus relating to the Offered Securities that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 3(b) hereof) is hereinafter referred to as the “Pricing Prospectus.” For purposes of this Agreement, all references to the “Registration Statement,” any “preliminary prospectus” and the “Prospectus” shall also be deemed to include all documents incorporated therein by reference pursuant to Item 12 of Form S-3, prior to the date of this Agreement. Any “issuer free writing prospectus” as defined in Rule 433 under the 1933 Act relating to the Offered Securities is hereinafter referred to as an “Issuer Free Writing Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or the Pricing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to be identical to the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus, the Prospectus or the Pricing Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus, the Prospectus or the Pricing Prospectus, as the case may be, prior to the date of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus, the Prospectus or the Pricing Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”) which is incorporated by reference in the Registration Statement, such preliminary prospectus, the Prospectus or the Pricing Prospectus, as the case may be, after the date of this Agreement.

2.  Sale and Delivery of the Offered Securities; Closing; Offering by the Underwriters.

(a)  Subject to the terms and conditions and based upon the representations and warranties set forth in this Agreement, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $22.86, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto.

(b)  The Company will deliver the Firm Securities to Goldman, Sachs & Co., for the account of each Underwriter, against payment of the purchase price by wire transfer of immediately available funds to an account at a bank designated by the Company at the office of Sidley Austin llp, 787 Seventh Avenue, New York, New York, or at such other place as shall be agreed upon by Goldman, Sachs & Co. and the Company, at 10:00 A.M., New York City time, on August 18, 2006, or at such other time not later than seven full business days thereafter as Goldman, Sachs & Co. and the

Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the 1934 Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. Delivery of the Firm Securities shall be made through the facilities of The Depository Trust Company unless Goldman, Sachs & Co. shall otherwise direct.

(c)  The Company hereby grants to the Underwriters the right to purchase at their election up to 900,000 Optional Securities, at the purchase price per Security to be paid for the Firm Securities. Any such election to purchase Optional Securities may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Closing Date or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by you to the Company.

(d)  Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by you subject to clause (c) of this Section 2. In the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities as provided above, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per Security set forth in clause (a) of this Section 2, that portion of the number of Optional Securities as to which such election shall have been exercised (to be adjusted by Goldman, Sachs & Co. in its discretion so as to eliminate fractional shares) determined by multiplying such number of Optional Securities by a fraction, the numerator of which is the maximum number of Optional Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Securities that all of the Underwriters are entitled to purchase hereunder. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to Goldman, Sachs & Co., for the account of each Underwriter, against payment of the purchase price therefor by wire transfer of immediately available funds to an account at a bank designated by the Company, at the above office of Sidley Austin llp, or at such other place as shall be agreed upon by Goldman, Sachs & Co. and the Company. Delivery of the Optional Securities shall be made through the facilities of The Depository Trust Company unless Goldman, Sachs & Co. shall otherwise direct.

(e)  The Underwriters agree to make a public offering of the Offered Securities at the public offering price and upon the terms and conditions set forth in the Prospectus.

3.  Representations and Warranties. The Company represents and warrants to the Underwriters as of the date hereof and as of any Closing Date as set forth below in this Section 3.

(a)  Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has been declared effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened.

(b)  Applicable Time. For the purposes of this Agreement, the “Applicable Time” is 5:00 p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus as supplemented by any Issuer Free Writing Prospectuses and other information specified in paragraphs (a) and (c) of Schedule II hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed in paragraphs (a) and (b) of Schedule II does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use therein.

(c)  Not an “Ineligible Issuer”. At the earliest time the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) of the Offered Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the 1933 Act.

(d)  Due Organization. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Louisiana and has the corporate power and authority to own its properties and to conduct its business as described in the Registration Statement.

(e)  Subsidiaries. The Company has no “Significant Subsidiaries”, as such term is defined in Rule 405 of Regulation C of the 1933 Act Regulations, other than Cleco Power LLC (“Cleco Power”), Cleco Midstream Resources LLC, Acadia Power Holdings LLC, Cleco Evangeline LLC (“Evangeline”), Perryville Energy Partners LLC (“Perryville”), Perryville Energy Holdings LLC and Acadia Power Partners LLC (“Acadia”) (each a “Subsidiary” and collectively, the “Subsidiaries”). Each of the Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization and each of the Subsidiaries has the respective limited liability company power and authority to own its properties and to conduct its business; and all of the issued and outstanding membership interests of each Subsidiary have been duly authorized and validly issued, and are owned by the Company, directly or through a subsidiary, free from liens, encumbrances and defects, except that the membership interests in Evangeline have been pledged in connection with the Trust Indenture, dated as of December 10, 1999, from Cleco Evangeline LLC to Bank One Trust Company, N.A., as trustee.

(f)  Registration Statement and Prospectus. At the time the Registration Statement became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and as of each Closing Date, the Registration Statement complied and will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. The Registration Statement, at the time it became effective, did not, as of the date hereof, does not, and at each Closing Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of its date and at each Closing Date will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by you expressly for use in the Registration Statement or Prospectus or to those parts of the Registration Statement which constitute the Statement of Eligibility and Qualification under the 1939 Act (the “Forms T-1”) of J.P. Morgan Trust Company, National Association, as trustee (the “Trustee”) that is filed as an exhibit to the Registration Statement.

(g)  Incorporated Documents. The documents incorporated by reference in the Pricing Prospectus and Prospectus, at the time they were or hereafter are filed with the Commission, complied or, when so filed, will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder (the “1934 Act Regulations”), and, when read together and with the other information in the Pricing Prospectus and Prospectus, at the time the Registration Statement became effective, as of the date of the Pricing Prospectus, the Prospectus and on any Closing Date, did not and will not, as of such time or dates, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions made in reliance upon and in conformity with information furnished to the Company in writing by you expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement except as set forth on Schedule II hereto.

(h)  Accountants. PricewaterhouseCoopers LLP, who have reported upon certain of the financial statements incorporated by reference in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(i)  Internal Control. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that complies with the requirements of the 1934 Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(j)  Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that comply with the requirements of the 1934 Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(k)  Financial Statements of the Company, Evangeline and Perryville. The consolidated financial statements and supplemental schedules of the Company and the financial statements of Evangeline and Perryville set forth in or incorporated by reference in the Registration Statement, Pricing Prospectus and Prospectus have been prepared from the books and records of the Company and its consolidated subsidiaries, Evangeline and Perryville, respectively, in accordance with generally accepted accounting principles consistently followed throughout the periods indicated (except as may be noted therein) and present fairly the financial position of the Company and its consolidated subsidiaries, Evangeline and Perryville, respectively, at the dates indicated and the results of their operations, their cash flows and changes in their capital for the periods then ended.

(l)  Financial Statements of Acadia. The Company has no reason to believe that the consolidated financial statements and supplemental schedules of Acadia set forth in or incorporated by reference in the Registration Statement, Pricing Prospectus and Prospectus have not been prepared from the books and records of Acadia in accordance with generally accepted accounting principles consistently followed throughout the periods indicated (except as may be noted therein) nor does the Company have any reason to believe that such financial statements do not present fairly the financial position of Acadia at the dates indicated and the results of its operations, cash flows and changes in capital for the periods then ended.

(m)  Material Changes or Material Transactions. Since the respective dates as of which information is given in the Registration Statement, Pricing Prospectus and Prospectus, except as otherwise stated therein, (i) there has not been any material adverse change in the condition of the Company and its subsidiaries taken as a whole, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries, whether or not arising in the ordinary course of business and (ii) no material transaction has been entered into by the Company or any of its subsidiaries other than transactions contemplated by the Registration Statement and transactions in the ordinary course of business.

(n)  No Defaults. The Company and its Subsidiaries are not in violation of or in default under any term or provision of their respective organizational documents, each as amended, or of any mortgage, indenture, contract, agreement, instrument, judgment, decree or order applicable to the Company or any of its Subsidiaries or of any statute, rule or regulation, where such violation or default would have a material adverse effect upon the properties, assets, business, prospects or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), and no event or condition has occurred or exists which, with the giving of notice or lapse of time or both, would result in any such violation or default which would have such an effect.

(o)  Regulatory Approvals. Other than approvals that may be required under state securities laws, no approval of any regulatory public body (including, but not limited to, governmental agencies), state or federal, including approval of the Federal Energy Regulatory Commission (“FERC”) that may be required under the Federal Power Act, as amended (the “FPA”), or any court is necessary in connection with the issuance and sale of the Offered Securities pursuant to this Agreement.

(p)  Legal Proceedings. Except as described in the Pricing Prospectus, there is no material litigation or governmental proceeding involving or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries which might reasonably be expected to result in any material adverse change in the financial condition, results of operations or business of the Company and its subsidiaries taken as a whole or which is required to be disclosed in the Registration Statement, and no notice has been given by any governmental authority of any proceeding to condemn any material properties of the Company or any of its Subsidiaries, and, to the knowledge of the Company, no such proceeding is contemplated.

(q)  Statements Set Forth in the Prospectus. The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Offered Securities are accurate and correct in all material respects;

(r)  Good Title. The Company and its Subsidiaries have good title (either by way of fee simple, leasehold, easement, right-of-way, grant, servitude, privilege, permit, franchise or license, as the case may be) to all their properties including, without limitation, the properties reflected in the most recent consolidated balance sheet of the Company incorporated by reference in the Registration Statement (except for such items thereof which have been disposed of since such date and which do not, in the aggregate, constitute a substantial amount) subject only to (i) the liens and encumbrances set forth on Schedule III hereto and (ii) other encumbrances and defects which do not in the aggregate materially detract from the value of the properties of the Company and its Subsidiaries or impair or interfere with the use of properties material to the business and operations of the Company and its subsidiaries taken as a whole.

(s)  Regulatory Compliance. The Company and its Subsidiaries are in substantial compliance with all federal and state environmental statutes, rules and regulations and, to the Company’s knowledge, have received all required permits necessary for the operation of their businesses under such statutes, rules and regulations.

(t)  Authorization and Validity of the Offered Securities. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on the applicable Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Pricing Disclosure Package and Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Securities.

(u)  Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company; and the consummation of the transactions contemplated by this Agreement and the performance of the Company’s obligations hereunder will not result in any violation of, or be in conflict with or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company or its Subsidiaries under any mortgage, contract, indenture, agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound (except for such violations, conflicts and defaults that would not, individually or in the aggregate, have a Material Adverse Effect) or any of the respective organizational documents of the Company and its Subsidiaries or any judgment, order, statute, rule or regulation applicable to them of any court or governmental body or instrumentality having jurisdiction over them or their properties, and the Company has full legal right, power and authority to enter into this Agreement and to perform all of its obligations hereunder.

(v)  1940 Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(w)  Listing. Prior to the Closing Date, the Offered Securities will be approved for listing on the New York Stock Exchange subject only to notice of issuance.

(x)  Registration Rights. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include any securities of the Company in the securities registered pursuant to the Registration Statement.

4.  Agreements of the Company. The Company agrees with the Underwriters that:

(a)  At any time when a prospectus relating to the Offered Securities is required to be delivered under the 1933 Act, the Company will not file or make any amendment to the Registration Statement or any supplement to the Prospectus (except for periodic or current reports filed under the 1934 Act) unless the Company has furnished the Underwriters a copy for their review prior to filing and given the Underwriters a reasonable opportunity to comment on any such proposed amendment or supplement. The Underwriters shall make their responses thereto, if any, promptly. The Company will file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the 1933 Act. Immediately following the execution of this Agreement, the Company will prepare a prospectus supplement, in form approved by the Underwriters, setting forth the number of shares of Offered Securities to be sold, the Underwriters’ name, the price at which the Offered Securities are to be purchased by the Underwriters from the Company, the initial offering price, the selling concession and reallowance, if any, and such other information as the Underwriters and the Company deem appropriate in connection with the offering of the Offered Securities. The Company will promptly cause the Prospectus to be filed with the Commission pursuant to Rule 424(b) under the 1933 Act Regulations in the manner and within the time period prescribed by such rule and will provide evidence satisfactory to the Underwriters of such filing. The Company will promptly advise the Underwriters (i) at any time when a prospectus relating to the Offered Securities is required to be delivered under the 1933 Act, when any post-effective amendment to the Registration Statement shall have been filed or become effective, (ii) of any request by the Commission for any post-effective amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening by direct communication with the Company of any proceeding for that purpose, and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the initiation or threatening by direct communication with the Company of any proceeding for such purpose. The Company will promptly effect the filing of the Prospectus necessary pursuant to Rule 424(b) under the 1933 Act Regulations and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will use its reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof.

(b)  If at any time when a prospectus relating to the Offered Securities is required to be delivered under the 1933 Act, any event occurs as a result of which the Prospectus would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or to supplement the Prospectus to comply with the 1933 Act or the 1934 Act or the respective rules thereunder, the Company promptly will (i) notify the

Underwriters, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance, and (iii) supply any supplemented Prospectus to the Underwriters in such quantities as the Underwriters may reasonably request.

(c)  During the period when a prospectus relating to the Offered Securities is required to be delivered under the 1933 Act (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act), (i) the Company will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and will furnish to the Underwriters copies of such documents, (ii) on or prior to the date on which the Company makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Company proposes to describe, in a document filed pursuant to the 1934 Act, the Company will furnish to the Underwriters the information contained or to be contained in such announcement or document, and (iii) the Company will furnish to the Underwriters copies of all other material press releases or announcements to the general public.

(d)  As soon as practicable, but not later than 90 calendar days after the close of the period covered by the earnings statement, the Company will make generally available to its security holders and to the Underwriters an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Regulations.

(e)  So long as the Underwriters are required to deliver a prospectus in connection with sales of the Offered Securities, the Company will furnish to the Underwriters and their counsel, without charge, such copies of the Registration Statement (including exhibits thereto) and Prospectus as the Underwriters may reasonably request.

(f)  The Company will endeavor, in cooperation with the Underwriters, to arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions of the United States of America as the Underwriters may designate, will maintain such qualifications in effect so long as required for the distribution of the Offered Securities; provided, however, that the Company will not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

(g)  The Company will apply the net proceeds from the offering of the Offered Securities in the manner set forth under the caption “Use of Proceeds” in the Pricing Prospectus.

(h)  During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, the Company will not offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Securities, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Securities or any such substantially similar securities (other than pursuant to employee stock option plans, employee stock ownership plans or other employee plans of a similar nature existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of the Goldman, Sachs & Co., on behalf of the Underwriters.

(i)  The Company shall, whether or not any sale of the Offered Securities is consummated, pay all expenses incident to the performance of its obligations under this Agreement, including the fees and disbursements of its accountants and counsel, the cost of printing or other production and delivery of the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus, all amendments thereof and supplements thereto, this Agreement and related documents delivered to the Underwriters, the cost of preparing, printing, packaging and delivering the Offered Securities, the fees and expenses incurred in connection with the listing of the Offered Securities on the New York Stock Exchange, and the fees and expenses incurred in compliance with Section 4(f) hereof. If for any reason any Securities are not delivered by or on behalf of the Company as provided herein, the Company shall reimburse you for all of its reasonable out-of-pocket expenses relating to the offer and sale of the Securities contemplated by this Agreement, including the reasonable fees and disbursements of counsel for the Underwriters incurred in connection therewith.

(j)  The Company represents and agrees that, without the prior consent of Goldman, Sachs & Co., on behalf of the Underwriters, it has not made and will not make any offer relating to the Offered Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act; each Underwriter represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Offered Securities that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Underwriters is listed on Schedule II hereto;

(k)  The Company has complied and will comply with the requirements of Rule 433 under the 1933 Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;

(l)  The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to you, and, if requested by you, will prepare and furnish without charge to the Underwriters an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein.

5.  Conditions of the Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Offered Securities shall be subject to the accuracy of the representations and the warranties on the part of the Company herein contained as of the date hereof and as of each Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)  The Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) under the 1933 Act Regulations (without reliance on Rule 424(b)(8) thereof), all material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened and no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission.

(b)  On each Closing Date, the Company shall have furnished to the Underwriters the opinion of Baker Botts L.L.P., counsel for the Company, or other counsel satisfactory to the Underwriters, dated such Closing Date, to the effect that:

(i)  The issue and sale of the Offered Securities and the execution and delivery of this Agreement by the Company and the performance by the Company of its agreements herein will not violate any federal laws, rules or regulations of the United States of America and the laws, rules and regulations of the State of New York, in each case which, in such counsel’s experience, are normally applicable to transactions of the type contemplated by this Agreement (“Applicable Law”);

(ii)  The Offered Securities conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus;

(iii)  The Company is not an “investment company”, as such term is defined in the Investment Company Act;

(iv)  No approval, authorization, consent or order of any public board, body or agency of the federal government of the United States of America is legally required for the issuance and sale of the Offered Securities or the performance by the Company of its agreements in this Agreement;

(v)  The Registration Statement has become effective under the 1933 Act and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the 1933 Act; the Registration Statement and the

Prospectus (other than (i) the financial statements and schedules, including the notes thereto, the auditors’ report thereon, contained or incorporated by reference therein and (ii) the other financial, numerical and accounting information contained or incorporated by reference therein, as to which no opinion need be rendered) appear on their faces to comply as to form in all material respects with the requirements of Form S-3, the applicable rules and regulations with respect thereto under the 1933 Act and the 1933 Act Regulations, to the extent that such requirements, rules and regulations are applicable to the forms thereof; and the Prospectus has been filed with or transmitted for filing to the Commission in accordance with Rule 424 of the 1933 Act Regulations;

(vi)  Such counsel does not know of any contracts or other documents of a character required to be described in the Registration Statement or Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement which are not described, filed or incorporated by reference as required;

(vii)  Such counsel does not know of any legal proceedings pending or threatened against the Company of a character which are required to be disclosed in the Registration Statement and Prospectus which have not been disclosed therein;

(viii)  The documents incorporated by reference in the Prospectus (other than (i) the financial statements and schedules, including the notes thereto, the auditors’ report thereon, contained or incorporated by reference into such documents and (ii) the other financial, numerical and accounting information contained or incorporated by reference therein, as to which no opinion need be rendered), at the time they were filed with the Commission, appear on their faces to comply as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, to the extent that such requirements, rules and regulations are applicable to the forms thereof; and

(ix)  There are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to include any securities of the Company in the securities registered pursuant to the Registration Statements.

In giving such opinion, Baker Botts L.L.P. may rely as to matters of Louisiana law upon the opinion of Mark D. Pearce, acting General Counsel of the Company, or such other satisfactory counsel, as referred to below.

(c)  On each Closing Date, the Company shall have furnished to the Underwriters the opinion of Mark D. Pearce, acting General Counsel of the Company, or other counsel satisfactory to the Underwriters, dated such Closing Date, as the case may be, to the effect that:

(i)  The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Louisiana and has all power and authority necessary to own its properties and to conduct the business in which it is engaged as described in the Prospectus;

(ii)  The issue and sale of the Offered Securities and the execution and delivery of this Agreement by the Company and the performance by the Company of its agreements herein will not breach or otherwise violate any order known to such counsel, and applicable to, the Company or its Subsidiaries in effect on the date hereof of any court or governmental body or instrumentality of the federal government of the United States of America having jurisdiction over the Company or its Subsidiaries or its properties or their properties;

(iii)  To such counsel’s knowledge, after due inquiry, there is no jurisdiction where the character of the properties owned or the nature of the business conducted by the Company makes necessary the license or qualification of the Company as a foreign corporation;

(iv)  The Company has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder or contemplated hereby and this Agreement has been duly authorized, executed and delivered by the Company;

(v)  The Company has an authorized capitalization as set forth in the Pricing Prospectus and the Offered Securities delivered on such Closing Date and all other outstanding shares of the Securities of the Company have been duly authorized and validly issued, are fully paid and nonassessable; and the stockholders of the Company have no preemptive rights with respect to the Securities;

(vi)  Other than in connection with the provisions of securities or “blue sky” laws of any jurisdiction in which it is proposed that the Offered Securities be offered or sold (as to which no opinion is being rendered), no approval, authorization, consent or order of any public board, body or agency of the State of Louisiana is legally required as of the date hereof for the issuance and sale of the Offered Securities, or the performance by the Company of its agreements in this Agreement;

(vii)  Each of the Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization and each of the Subsidiaries has the respective power and authority and foreign qualifications necessary to own its properties and to conduct its business, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and the membership interests of each Subsidiary have been duly authorized and validly issued, and are fully paid (to the extent required in the Limited Liability Company Agreement of the Subsidiary) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act) and are owned by the Company, directly or through a subsidiary, to such counsel’s knowledge, after due inquiry, free from liens, encumbrances and defects, except that the membership interests in (i) Cleco Evangeline LLC have been pledged in connection with the Trust Indenture, dated as of December 10, 1999, from Cleco Evangeline LLC to Bank One Trust Company, N.A., as trustee, and (ii) Acadia Power Partners LLC have been encumbered by purchase options and rights in favor of Calpine Acadia Holdings, LLC under the Amended and Restated Limited Liability Company Agreement of Acadia Power Partners LLC dated February 29, 2000, as amended;

(viii)  Except as disclosed in the Pricing Prospectus, to the best of such counsel’s knowledge, the Company and its Subsidiaries are not in violation of or in default under any term or provision of their respective organizational documents, each as amended, or of any mortgage, indenture, contract, agreement, instrument, judgment, decree or order applicable to the Company or any of its Subsidiaries where such violation or default would have a material adverse effect upon the properties, assets, business, prospects or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole, and no event or condition has occurred or exists which, with the giving of notice or lapse of time or both, would result in any such violation or default which would have such an effect; and

(ix)  The issuance and sale of the Offered Securities and the execution and delivery of this Agreement by the Company and the performance by the Company of its agreements herein will not (a) breach or result in a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or the Subsidiaries under any existing obligation of the Company under any indenture, agreement or instrument known to them to which the Company or any of the Subsidiaries are a party or by which any of them is bound, (b) breach or otherwise violate any order known to them and applicable to the Company or the Subsidiaries in effect on the date hereof of any court or governmental body or instrumentality of the State of Louisiana having jurisdiction over the Company or the Subsidiaries or their properties or (c) violate (i) the respective organizational documents of the Company or any of the Subsidiaries, each as amended to date, or (ii) any statute of the State of Louisiana in effect on the date hereof, or any published rule or regulation, in effect on the date hereof applicable to the Company or any of the Subsidiaries of any governmental body or instrumentality of the State of Louisiana having jurisdiction over the Company or the Subsidiaries or their properties that in such counsel’s experience is normally applicable in transactions of the type contemplated by this Agreement, except with respect to clause (a) of this paragraph, for such breaches, defaults or violations as would not, individually or in the aggregate, have a Material Adverse Effect.

(d)  On each Closing Date, the Underwriters shall have received from Sidley Austin llp, counsel for the Underwriters, or other counsel satisfactory to the Underwriters, such opinion or opinions as reasonably requested by the Underwriters, dated such Closing Date.

In giving such opinion, Sidley Austin llp may rely as to matters of Louisiana law upon the opinion of Mark D. Pearce, acting General Counsel of the Company, or such other satisfactory counsel, as referred to above.

(e)  In giving their opinions required by subsections (b) and (d) of this Section 5, each such counsel shall additionally state that each such counsel has participated in conferences with officers and other representatives of the Company, regulatory counsel to the Company and its subsidiaries, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement, the Pricing Prospectus and the Prospectus were discussed and, although each such counsel did not independently verify such information and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus or the Prospectus (except with respect to the matters set forth in paragraph (b)(ii) of this Section 5), on the basis of the foregoing (relying as to factual matters relating to the determination of materiality to a large extent upon officers and other representatives of the Company), nothing has come to their attention that would lead them to believe that (a) any part of the Registration Statement, or any further amendment thereto made by the Company prior to such Closing Date (other than (i) the financial statements and schedules, including the notes thereto, the auditors’ report thereon and the related summary of accounting policies and management’s report on internal control over financial reporting, contained or incorporated by reference therein, (ii) the other financial, numerical and accounting information contained or incorporated by reference therein and (iii) any statement or representation in any exhibit included or incorporated by reference therein, as to which no statement need be made), when such part or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) that the Pricing Disclosure Package, as of the Applicable Time (other than (i) the financial statements and schedules, including the notes thereto, the auditors’ report thereon and the related summary of accounting policies and management’s report on internal control over financial reporting, contained or incorporated by reference therein and (ii) the other financial, numerical and accounting information contained or incorporated by reference therein, as to which no statement need be made), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the Prospectus, as of its date and as of the applicable Closing Date (other than (i) the financial statements and schedules, including the notes thereto, the auditors’ report thereon, the related summary of accounting policies and management’s report on internal control over financial reporting, contained or incorporated by reference therein and (ii) the other financial, numerical and accounting information contained or incorporated by reference therein, as to which no statement need be made), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)  On each Closing Date there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries taken as a whole, or in the earnings, business affairs or business prospects of the Company or its subsidiaries taken as a whole, whether or not arising in the ordinary course of business; and the Underwriters shall have received a certificate of the President, the Chief Financial Officer or the Treasurer of the Company to the effect (i) that there has been no such material adverse change, (ii) that the other representations and warranties of the Company contained in Section 3 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) that the Company has complied with all agreements and satisfied all conditions pursuant to this Agreement on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) that no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of such officers’ knowledge, no proceedings for that purpose have been initiated or threatened by the Commission.

(g)  On the date hereof and on each Closing Date, the Underwriters shall have received a letter from the Company’s independent accountants dated as of the date hereof and as of such Closing Date, in form and substance satisfactory to you.

(h)  On the date hereof and on each Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of the Offered Securities as herein contemplated and related proceedings, or in order to evidence the accuracy or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Securities as herein contemplated shall be satisfactory in form and substance in the reasonable judgment of the Underwriters and their counsel.

(i)  On or prior to the date of this Agreement, the Underwriters shall have received lockup letters substantially in the form of Exhibit A hereto from each of the executive officers and directors of the Company listed in Exhibit B hereto.

If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the

Company at any time at or prior to the applicable Closing Date, and any such termination shall be without liability of any party to any other party, except as provided in Section 4(i), and except that Sections 4(i), 6, 9 and 12 shall survive any such termination and remain in full force and effect.

6.  Indemnification.

(a)  The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls an Underwriter within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which the Underwriters, the directors, officers, employees and agents of the Underwriters and each person who controls an Underwriter within the meaning of either the 1933 Act or the 1934 Act or any of the aforementioned may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus (including the Pricing Prospectus), the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, any preliminary prospectus, or any supplement thereto, in light of the circumstances under which such statement was made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)  Each Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company to the Underwriters, but only with reference to written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have.

(c)  Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory in the reasonable judgment of the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. In no event shall an indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)  In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is held unenforceable or is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities from which such Losses arise. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) of the Offered Securities from which such Losses arise, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discount received by the Underwriters in connection with the Offered Securities from which such Losses arise. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Underwriters. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. In no case shall an Underwriter be responsible for any amount in excess of the underwriting discount received by such Underwriter in connection with the Offered Securities from which such Losses arise. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls an Underwriter within the meaning of the 1933 Act or the 1934 Act and each director, officer, employee and agent of each Underwriter shall have the same rights to contribution as each Underwriter and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the Registration Statement, each director of the Company and each person, if any, who controls the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

7.  Termination.

(a)  This Agreement will be subject to termination by the Underwriters by notice to the Company at any time at or prior to the applicable Closing Date if (i) there shall have occurred, subsequent to the date hereof, any material adverse change, or any change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business; (ii) there has occurred any material adverse change in the financial markets in the United States, or any outbreak or escalation of hostilities or other international or national calamity or crisis has occurred, in each case, involving the United States or the declaration by the United States of a national emergency or war and, in each case, the effect of which is such as to make it in the judgment of the Underwriters, impracticable or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (iii) trading in the Company’s Securities shall have been suspended or materially limited by the Commission or any national securities exchange; (iv) trading in securities generally shall have been suspended or materially limited or minimum or maximum prices for trading shall have been established on any of such exchanges; (v) a banking moratorium shall have been declared by Federal,

Louisiana or New York State authorities, or a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States; (vi) the rating assigned by any nationally recognized statistical rating organization to the debt securities of the Company as of the date hereof shall have been lowered or withdrawn since the date hereof or if any such rating organization shall have publicly announced that it has under surveillance or review its ratings of such debt securities; or (vii) there has come to the attention of the Underwriters any facts that would cause the Underwriters to believe that the Prospectus, at the time it was required to be delivered in connection with sales of the Offered Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

(b)  If this Agreement is terminated pursuant to this Section 7, such termination shall be without liability of any party to any party except as provided in Section 4(i) and Section 8 hereof, and provided further that Sections 4(i), 6, 9 and 12 shall survive such termination and remain in full force and effect.

8.  Default.

(a)  If any Underwriter shall default in its obligation to purchase the Offered Securities which it has agreed to purchase hereunder on a Closing Date, you may in your discretion arrange for you or another party or other parties to purchase such Offered Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Offered Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Offered Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Offered Securities, or the Company notifies you that it has so arranged for the purchase of such Offered Securities, you or the Company shall have the right to postpone such Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Offered Securities.

(b)  If, after giving effect to any arrangements for the purchase of the Offered Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Offered Securities which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Offered Securities to be purchased on such Closing Date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Offered Securities which such Underwriter agreed to purchase hereunder on such Closing Date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Offered Securities which such Underwriter agreed to purchase hereunder) of the Offered Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)  If, after giving effect to any arrangements for the purchase of the Offered Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Offered Securities which remains unpurchased exceeds one-eleventh of the aggregate number of all the Offered Securities to be purchased on such Closing Date, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Offered Securities of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to an Optional Closing Date, the obligations of the Underwriters to purchase and of the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 4(i) hereof and the indemnity and contribution agreements in Section 6 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

9.  Survival of Certain Provisions. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the directors, officers, employees, agents or controlling persons referred to in Section 6 hereof, and will survive delivery of and payment for the Offered Securities. The provisions of Section 4(i), 6 and 12 hereof and this Section 9 shall survive the termination or cancellation of this Agreement.

10.  Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to Goldman, Sachs & Co. at 85 Broad Street, New York, New York 10004, Attn: Registration Department (or such other place as Goldman, Sachs & Co. may specify in writing), or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to the Company at 2030 Donahue Ferry Road, Pineville, Louisiana 71360, Attn: Treasurer (or such other place as the Company may specify in writing).

11.  Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors, the directors, officers, employees, agents and controlling persons referred to in Section 6 hereof and no other person will have any right or obligation hereunder.

12.  Fiduciary Status. The Company acknowledges and agrees that (i) the purchase and sale of the Offered Securities pursuant to this Agreement is an arm's-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) each Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that any Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

13.  Prior Agreements. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

14.  Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

15.  Waiver. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16.  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

If the foregoing is in accordance with the your understanding of our agreement, please sign and return to the Company the enclosed duplicate hereof, whereupon this letter along with all counterparts will represent a binding agreement between the Company and the Underwriters.

                    Very truly yours,

                    CLECO CORPORATION

                    By: /s/ Kathleen F. Nolen
                   Name: Kathleen F. Nolen
                   Title: Senior Vice President and Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date hereof. /s/ Goldman, Sachs & Co. (Goldman, Sachs & Co.)
     On behalf of each of the Underwriters

EXHIBIT A
[Form of Lock-Up Agreement]

Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004

Re: Cleco Corporation - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representative, propose to enter into an Underwriting Agreement, on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Cleco Corporation, a Louisiana corporation (the “Company”), providing for a public offering of shares of common stock, par value $1.00 per share, of the Company (the “Shares”) pursuant to one or more Registration Statements on Form S-3 that have been filed with, and declared effective under the Securities Act of 1933, each as amended, by the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date hereof and continuing to and including the date 90 days after the date of the final Prospectus Supplement covering the public offering of the Shares (the “Prospectus Supplement”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of common stock of the Company, or any options or warrants to purchase any shares of common stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of common stock of the Company, whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”).

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of Goldman, Sachs & Co. on behalf of the Underwriters; provided that the undersigned, together with all of the other officers and directors of the Company who have signed similar lock-up agreements, may, with the prior written consent of the Company, sell, transfer or otherwise dispose of up to 100,000 shares in the aggregate of common stock of the Company during the period beginning on the date 60 days after the date of the Prospectus Supplement, and continuing to and including the date 90 days after the date of the Prospectus Supplement (it being understood and acknowledged that such consent by the Company is for the purpose of ensuring that such officers and directors in the aggregate do not dispose of in excess of 100,000 shares of common stock of the Company during the period specified above). For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by clause (i), (ii), or (iii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

                    Very truly yours,

                     ________________________________________
                     Exact Name of Shareholder

                    ________________________________________
                    Authorized Signature

                    ________________________________________
                    Title

EXHIBIT B

Directors

Cadoria, Sherian G.
Crowell, Richard B.
Garrett, J. Patrick
James, F. Ben, Jr.
King, Elton R.
Madison, Michael H.
Marks, William L.
Ratcliff, Robert T., Sr.
Walker, William H., Jr.
Westbrook, W. Larry

Officers

Bausewine, George W.
Bunting, Anthony L.
Carter, Stephen M.
Charlton, Samuel H. III
Crump, Keith
Davis, R. Russell
Fontenot, William G.
Hall, Jeffrey W.
Madison, Michael H.
Miller, Judy P.
Murray, Charles M.
Nolen, Kathleen F.
Pearce, Mark D.
Samil, Dilek
Segura, Mark H.

SCHEDULE I
		Number of Optional
		Securities to be
	Total Number of	Purchased if
	Firm Securities	Maximum Option
Underwriter	to be Purchased	Exercised
Goldman, Sachs & Co.	3,600,000	540,000
KeyBanc Capital Markets, a division of McDonald Investments, Inc.	1,800,000	270,000
A.G. Edwards & Sons, Inc. Howard Weil Incorporated	300,000 300,000	45,000 45,000

	6,000,000	900,000

SCHEDULE II

(a)  Issuer Free Writing Prospectuses included in the Pricing Disclosure Package:

None.

(b)  Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Electronic road show.

(c)  Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

$ 23.75

(d)  Documents incorporated by reference in the Pricing Prospectus and Prospectus that were filed with the Commission by the Company since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement:

None.

SCHEDULE III

LIENS ON PROPERTIES OF CLECO CORPORATION,

CLECO POWER LLC, CLECO MIDSTREAM RESOURCES LLC,

CLECO EVANGELINE LLC, AND ACADIA POWER HOLDINGS LLC

Cleco Corporation

None

Cleco Power LLC

1)	Indenture of Mortgage, dated July 1, 1950, as supplemented and amended, from Cleco Power LLC to J.P. Morgan Trust Company, National Association (formerly Bank One Trust Company, N.A.), as trustee.

Cleco Midstream Resources LLC

1)
Cleco Midstream Resources LLC’s interest in Cleco Evangeline LLC is pledged in connection with the Trust Indenture, dated as of December 10, 1999, by Cleco Evangeline LLC and J.P. Morgan Trust Company, National Association (formerly Bank One Trust Company, N.A.), as trustee (the “Evangeline Trust Indenture”).

Cleco Evangeline LLC

1)	All material assets of Cleco Evangeline LLC are encumbered in connection with the Evangeline Trust Indenture.

Acadia Power Holdings LLC

1)
Acadia Power Holdings LLC’s interest in Acadia Power Partners LLC is encumbered by purchase options and rights in favor of Calpine Acadia Holdings, LLC under the Amended and Restated Limited Liability Company Agreement of Acadia Power Partners LLC dated February 29, 2000, as amended.

Sch A-1